GLOBAL DIAMOND RESOURCES

Global Diamond Resources Plc London Representative Office:
Po Box 777, Europort-932 Gibraltar
E: mhay@globaldiamondres.co.uk

Name:	**TRILLIANT DIAMONDS LIMITED**
Address:	31-32 Ely Place London EC1N6TD.
Date:	26 June 2009

Dear Sir

Global Diamond Resources Plc (the "Company") offer to subscribe (the "Offer") for 10,000,000 ordinary shares in the Company (the "Offer Shares") at £0.15 per share (the "Offer Price").

BOX A:	Number of Offer Shares:	10,000,000
BOX B:	Offer Price (per share):	£0.15
BOX C:	Payment Date:	26th June 2009
BOX D:	Subscription Price:	£1,500,000

1. OFFER AND RELATED ARRANGEMENTS

1.1 The Company has the pleasure of offering you (**"you"**), subject to the terms set out in this letter (the **"Offer Letter"**) and the letter of confirmation (the **"Letter of Confirmation"**) attached in **Appendix A**, the number of Offer Shares indicated in **Box A** (above) at the Offer Price indicated in **Box B** (above) free of stamp duty and stamp duty reserve tax and any expenses or commissions.

1.2 The Offer Shares are being offered for the Offer Price per Share equal to the amount specified in **Box B** (above).

1.3 Upon their date of issue, the Offer Shares will be credited as fully paid and rank in full for all dividends and other distributions thereafter declared made or paid on the ordinary shares of the Company then in issue and otherwise *pari passu* in all respects with the then existing issued ordinary share capital of the Company.

1.4 Your acceptance of the Offer by completing and returning the Letter of Confirmation will irrevocably bind you to subscribe for the Offer Shares on the terms set out in this Offer Letter.

2. COMPLETION AND SETTLEMENT

2.1 Completion of the subscription for the Offer Shares shall take place at the Company's London Representative Office at 25 Godfrey Street, London, SW3 3SX, United Kingdom.

2.2 You shall send the Subscription Price as set out in **Box D** (above) by telegraphic transfer to the bank account set out in paragraph 2.3 (below) to the Company on the Payment Date set out in **Box C** (above). Completion of the issue of the Offer Shares shall take place on the later of ten (10) business days from the Payment Date or within five (5) business days of the Company completing to its absolute satisfaction its "know your client" due diligence (the "**Completion Date**") in relation to money laundering and related matters and your status as an investor in terms of the warranties set out in paragraph 3.2 (below). On the Completion Date, the Company shall allot and issue the Offer Shares to you (or as you may direct).

2.3 Any amounts payable to the Company pursuant to this Offer Letter should be remitted without any set off or deduction by telegraphic transfer from your bank by the required time direct to the following account of the Company:

Bank:	National Westminster Bank Plc
Branch:	Berkeley Square & Mayfair Branch
Address:	1-4 Berkeley Square House Berkeley Square London W1A 1SN
Account Name:	Global Diamond Resources Plc
Account Number:	63531453
Sort Code:	60-02-20
Swift:	NWBKGB2L

2.4 If you wish to subscribe for the Offer Shares you should complete and return the Letter of Confirmation accompanying this Offer Letter.

3. YOUR REPRESENTATIONS, WARRANTIES, AND COVENANTS

3.1 This Offer Letter is being distributed on the basis that each person or entity to whom it is issued is reasonably believed to be such a person or entity:

(a) as is described in the relevant Articles of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) as Investment Professionals or High Net Worth Companies, Unincorporated Associations etc.; Certified Sophisticated Investor; Self Certified Sophisticated Investor

(b) in Australia, a sophisticated investor in terms of section 708 (8)of the Corporations Act 2001 or otherwise fall within the exemptions covered by Section 708 Corporations Act 2001; or

(c) or a person to whom a person is a person to whom this Offer Letter may

otherwise lawfully be distributed;

and persons who do not fall within such descriptions may not act upon the information contained in it.

3.2 By returning the Letter of Confirmation to the Company you irrevocably agree to the terms of this Offer Letter and irrevocably and unconditionally warrant, undertake and represent to the Company that:

(a) you are a person who falls within Article 19(1) (Investment Professionals) or Article 48 (Certified High net Worth Individual) or Article 49(2) (High Net Worth Companies, Unincorporated Associations, etc), Article 50(1) (Certified Sophisticated Investor) or Article 50A (Self Certified Sophisticated Investor) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) and are a person whose ordinary activities involve you in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of your business; or

(b) you are a person who falls within the exemptions in Section 708 of the Corporations Act 2001, including, but not limited to a Sophisticated Investor or a Professional Investor in terms of sub-sections (8) and (11) of Section 708;

(c) if inside the United States:

(i) you acknowledge that the Offer Shares have not been registered under the United States Securities Act 1933 ("**Securities Act**") and, therefore, the Offer Shares cannot be resold in the United States unless they are registered under the Securities Act or unless an exemption from registration is available;

(ii) you are an accredited investor as defined in Rule 501(a) of the Securities Act and are acquiring the Offer Shares for your own account and not:

A for the account of any other persons; or

B with a view to any offer, resale or distribution of such Offer Shares within the meaning of the Securities Act;

(d) you agree that prior to the date two (2) years after your receipt of the Offer Shares, you will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Offer Shares except:

(i) inside the United States pursuant to an effective registration statement under the Securities Act (it being understood that the Company is under no obligation to effect such registration) or pursuant to any available exemption from Securities Act registration, in accordance with any other applicable laws governing the offer and sale of such Offer Shares and in accordance with any applicable state laws of the United States of America; or

(ii) outside the United States of America in accordance with any applicable securities laws governing the offer and sale of such Offer Shares;

and in either case, the Company is under no obligation to effect registration of such disposal unless it is made in accordance with any other applicable laws governing the offer and sale of such Offer Shares;

(e) you are not a national or resident of Canada, South Africa, New Zealand the Republic of Ireland or Japan or a corporation, partnership or other entity organised under the laws of Canada (or any political sub-division of it), South Africa, New Zealand, the Republic of Ireland or Japan and that you will not offer, sell or deliver, directly or indirectly, any of the Offer Shares in Canada, Australia, South Africa, New Zealand, the Republic of Ireland or Japan or to or for the benefit of any person resident in Canada, South Africa, New Zealand, the Republic of Ireland or Japan;

(f) you are entitled to subscribe for the Offer Shares under the laws of all relevant jurisdictions which, to your knowledge, apply to you and that you have fully observed such laws and obtained all governmental and other consents which, to your knowledge, may be required thereunder and complied with all necessary formalities and that you have not taken any action which will or may result in the Company or any of its directors, officers, employees or agents acting in breach of any regulatory or legal requirements of any territory in connection with the Offer or your acceptance of it including but not limited to any securities laws and regulations;

(g) you have obtained all necessary consents and authorities to enable you to give your commitment to subscribe for Offer Shares and to perform your subscription obligations and that you have otherwise observed the laws of all requisite territories, obtained any requisite governmental or other consents, complied with all requisite formalities and paid any issue, transfer or other taxes due in connection with your acceptance in any territory and that you have not taken any action which will or may result in the Company acting in breach of the regulatory or legal requirements of any territory in connection with the Offer or your acceptance;

(h) in accepting your Letter of Confirmation and subscription monies for the Offer Shares neither the Company nor its solicitors are, as a result of any status or actions by you, breaching any money laundering or other applicable legislation including without limitation, any provision of the Money Laundering Regulations 2007 (as amended), the money laundering provisions of the Criminal Justice Act 1993, the Anti Terrorism Crime and Security Act 2001 or the Proceeds of Crime Act 2002 and that you have complied fully with such applicable legislation including any obligations which may apply to you under the Money Laundering Regulations 2007 (as amended);

(i) you will not distribute any press announcement or any other offering material, directly or indirectly, in or into the United States, Canada, Japan, the Republic of Ireland, South Africa, New Zealand or any other country in which the distribution of such press announcements or offering material would contravene the laws of that country or to any persons resident in such countries;

(j) if you complete the Letter of Confirmation, you will be providing personal information to the Company and the Company's share registry. You agree and acknowledge that the Company is permitted to collect, hold and use that information to assess the Letter of Confirmation, service your

needs as shareholder, facilitate distribution of payments and corporate communications to you as shareholder. The information may be disclosed if required by law or by any applicable rules or regulations including the rules of any Recognised Investment Exchange (as that term is defined by the Financial Services and Markets Act 2000). You can access, correct and update your personal information by contacting the Company;

(k) you are acting as principal and for no other person and that your acceptance of that commitment will not give any other person a contractual right to require the issue to him by the Company of any of the Offer Shares;

(l) you do not have a present intention to sell or transfer interests in the Offer Shares, or grant, issue or transfer options over the Offer Shares;

(m) you acknowledge that you understand the information and requirements contained in the Money Laundering Regulations 2007 (as amended) and warrant that you are not engaged in money laundering as defined in the Proceeds of Crime Act 2002 and that you are aware of your obligations under the Proceeds of Crime Act 2002;

(n) you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of investment in the Offer Shares and are able to bear such risks, and have obtained, in your judgment, sufficient information from the Company or its authorised representatives to evaluate the merits and risks of such investment;

(o) you have been given the opportunity to make your own investigation of the Company and evaluation of the risks of investment and to the extent you have considered it appropriate to do so you have obtained independent professional advice on your investment decision;

(p) you can afford a complete loss of the investment in the Offer Shares, can afford to hold the investment in the Offer Shares for an indefinite period of time and are acquiring the Offer Shares subscribed for herein for investment purposes only and not with a view to distribution or resale of such Offer Shares;

(q) you have consulted with your own advisors and are fully informed as to the legal and tax requirements regarding subscription for the Offer Shares;

(r) you agree and are aware that:

(i) the Company has no operating history upon which potential investors may evaluate its likely performance;

(ii) there is no certainty that other funding for the Company will be obtained and/or that the funding required will be sufficient to enable the Company to implement its proposed business plan;

(iii) no government agency, domestic or foreign, has passed judgement upon the Offer Shares or made any findings or determination as to the fairness of this investment; and

(iv) there are substantial risks of loss of investment incidental to the subscription for the Offer Shares;

(s) you acknowledge the risks associated with investment in the Company at this stage of its development and that the value of the Offer Shares can go down as well as up, and accordingly on disposal of your Offer Shares you may not realise the full amount of your investment;

(t) you have noted that the Offer Shares are not currently traded on any exchange and that there is no certainty that a public trading facility will be achieved in the future;

(u) your commitment to subscribe and pay for the Offer Shares is subject to the terms of this Offer Letter;

(v) you have obtained all necessary or required authorisations in relation to execution of the Letter of Confirmation pursuant to this Offer letter; and

(w) you shall execute such further legal or other documents as shall be required by the Company pursuant to this Offer Letter.

3.3 Please note that in accepting your Letter of Confirmation the Company is relying upon the warranties, representations, undertakings, and acknowledgements made by you in this Offer Letter. These will be relied upon by the Company in determining your suitability as a purchaser of the Offer Shares and the Company's compliance with applicable securities laws and shall survive you becoming a shareholder.

4. GOVERNING LAW

4.1 The agreement constituted by this Offer Letter (and your signature and return to us of the Letter of Confirmation) is a legally binding contract and is governed by and shall be construed in accordance with the laws of England and Wales and you irrevocably agree that the courts of England and Wales are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Offer Letter.

5. CONFIRMATION

5.1 We would be grateful if you would sign the attached Letter of Confirmation and send it to the Company by courier to its London Representative Office at 25 Godfrey Street, London, SW3 3SX, United Kingdom.

Yours faithfully

MORVEN C. HAY

For and on behalf of
Global Diamond Resources Plc

APPENDIX A

LETTER OF CONFIRMATION

The attached Letter of Confirmation must be completed and returned as soon as practicable after the date of the Offer Letter.

Global Diamond Resources Plc
London Representative Office
25 Godfrey Street,
London SW3 3SX,
United Kingdom

Subscriber: TRILLIANT DIAMONDS LIMITED

BOX A:	Number of Offer Shares:	10,000,000
BOX B:	Offer Price (per share):	£0.15
BOX C:	Payment Date:	29 June 2009
	Subscription Price(Total):	£1,500,000

Dear Sirs

Global Diamond Resources Plc (the "Company") offer to subscribe (the "Offer") for 10,000,000 ordinary shares in the Company (the "Offer Shares") at £0.15 per share (the "Offer Price").

1. We acknowledge receipt of your Offer Letter and confirm:
   (a) our irrevocable obligation to subscribe in accordance with the terms of the Offer Letter for the number of Shares shown in **Box A** (above) subject only to the terms and conditions set out or referred to in the Offer Letter;
   (b) without limiting the foregoing, our agreement in all respects to the terms of the Offer Letter; and
   (c) our acceptance that the terms defined in this Letter of Confirmation have the same meaning as in the Offer Letter unless the context otherwise requires.
2. We irrevocably undertake that we will make payment of the amount set out in **Box D** (above), being the aggregate value of the number of shares in **Box A** (above) at the Offer Price in **Box B** (above), by telegraphic on the Payment Date set out in **Box C** (above) in accordance with the terms and conditions set out in the Offer Letter to the following account:

Bank:	National Westminster Bank Plc
Branch:	Berkeley Square & Mayfair Branch
Address:	1-4 Berkeley Square House Berkeley Square London W1A 1SN
Account Name:	Global Diamond Resources Plc
Account Number:	63531453
Sort Code:	60-02-20
Swift:	NWBKGB2L

3. We authorise and request you to deliver to us at our risk a definitive share certificate pursuant to the Offer Letter in accordance with the instructions given on the following page for the number of Offer Shares to which we are obliged under the Offer Letter to subscribe. We acknowledge that we will receive evidence of our Offer Shares and Warrants in certificated form.

4. We irrevocably and unconditionally warrant, represent and undertake to the Company the terms set out in paragraph 3 of the Offer Letter.

5. This irrevocable undertaking and acceptance is in consideration of your offer to issue Shares in the Company subject to and on the terms of the Offer Letter.

6. This agreement is the only agreement that has been entered into between the parties with respect to the subject matter hereof (being the subscription for the Offer Shares), sets out in full, complete and accurate detail all terms with respect of the subject matter hereof and supersede all previous agreements between the Company and us in relation to such matters.

Yours faithfully

TRILLIANT DIAMONDS LIMITED

....

Authorised Signatory

Peter Maddocks [signature]

....

Name in full

Date 1/7/2009.

LETTER OF CONFIRMATION, REGISTRATION AND DELIVERY
(PLEASE COMPLETE IN BLOCK CAPITALS)

1. NOTIFICATION OF ALLOCATION

Contact name, address, telephone and fax number with regard to notification of Offer Shares required to be subscribed for:

Name: **TRILLIANT DIAMONDS LIMITED**

Contact Name: **PETER MADDOCKS**

Address**: 31-32 ELY PLACE, LONDON, EC1N 6TD**

Telephone Number: 44-0207822-2222

Facsimile Number: 44-0207822-2217

2. REGISTRATION DETAILS

Name and address in which Offer Shares are to be registered:

Registration Name: **TRILLIANT DIAMONDS LIMITED**

Address **31-32 ELY PLACE, LONDON, EC1N 6TD**

3. DELIVERY INSTRUCTION FOR SHARE CERTIFICATES

Name (in full): **C/O GSC SOLICITORS 31-32 ELY PLACE, LONDON,**

EC 1N 6TD.

For the attention of: **JULIAN HAMILTON BARNS ESQ**